CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the filing documentation on Form S-1(No. 1) of Bio Essence Corp. of our report dated July 18, 2019, relating to the consolidated financial statements of the two years ended December 31, 2018 listed in the accompanying index.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 24, 2019

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